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                                                                     Exhibit 5.1


                           OPINION OF LATHAM & WATKINS



                                January 28, 2000



EndoSonics Corporation
2879 Kilgore Road
Rancho Cordova, California  95670

               Re:    EndoSonics Corporation Common Stock
                      par value $0.001 Per Share

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement"), which you intend to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an additional 500,000 shares of common stock, par value $0.001 per share (the "Shares"), to be sold by EndoSonics Corporation (the "Company") under its 1998 Stock Option Plan, as amended (the "Plan"). We have acted as counsel to the Company in connection with the preparation of the Registration Statement. In our capacity as such counsel, we are familiar with the proceedings undertaken and to be undertaken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) or such documents, corporate records and other instruments, and have obtained from officers of the Company and agents thereof such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.

        In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified or photostatic copies.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof, based on the foregoing and the proceedings to be taken by the Company as




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referred to above, we are of the opinion that the Shares have been duly authorized, and upon the exercise of options granted to pursuant to the Plan and the issuance and sale of the Shares, each in the manner contemplated by the Registration Statement, and each in accordance with the terms of the Plan and upon the issuance of Shares and payment therefor of legal consideration in excess of the aggregate par value share of the Shares issued, such Shares will be validly issued, fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement.



                                               Very truly yours,


                                               /s/ LATHAM & WATKINS



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